Exhibit 10.2

Invesco Ltd. Deferred Incentive Plan
(Amended and Restated Effective February 28, 2024)
1.    Purposes
The Company has established the Plan, formerly known as the Invesco Short-Term Incentive Plan, to (i) promote the success of the Company by aligning the interests of investment professionals and other employees with the interests of the Company’s shareholders and investors, (ii) provide such employees with an incentive for outstanding performance at both the Company level and the fund level and (iii) enhance the Company’s ability to motivate, attract and retain such employees.

2.    Effective Date of Restatement
This amendment and restatement is effective with respect to Awards granted on or after February 28, 2024.
3.    Definitions
    Except as otherwise specifically provided in an Investment Fund Agreement, each capitalized word, term or phrase used in the Plan shall have the meaning set forth in this Section 3 or, if not defined in this Section, the first place that it appears in the Plan.
    “Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company; provided, however, that solely for purposes of determining whether a Participant has a Termination of Service that is a “separation from service” within the meaning of Section 409A of the Code, an “Affiliate” of a corporation or other entity means all other entities with which such corporation or other entity would be considered a single employer under Sections 414(b) or 414(c) of the Code.
    “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Shares or shares or units of any Investment Choice, as applicable.
“Award” means an award granted hereunder that shall consist of an Investment Fund Award and/or an Invesco Stock Award, and administered as set forth herein.
“Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award and any addendum thereto.
    “Beneficiary” means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive any amounts payable or exercise any applicable rights under the Participant’s Award(s) after the Participant’s death.
    “Board” means the Board of Directors of the Company.
    “Cause” means, with respect to a Participant, (i) if such Participant is a party to an Individual Agreement at the time of the Termination of Service that defines such term (or word(s) of similar meaning), the meaning given in such Individual Agreement or (ii) if there is no such Individual Agreement or if it does not define Cause (or word(s) of similar meaning): (A) the Participant’s plea of guilty or nolo contendere to, or conviction of, (1) a felony (or its equivalent in a non-United States jurisdiction) or (2) other conduct of a criminal nature that has or is likely to have an adverse effect on the reputation or standing in the community of the Company or any of its Affiliates, as determined by the Committee in its sole discretion, or that legally prohibits the Participant from working for the Company
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or any of its Affiliates; (B) a breach by the Participant of a regulatory rule that adversely affects the Participant’s ability to perform the Participant’s employment duties to the Company or any of its Affiliates in any material respect; (C) the Participant’s failure, in each case in any material respect, to (1) perform the Participant’s employment duties, (2) comply with the applicable policies, codes of conduct or employee manuals of the Company or any of its Affiliates, (3) follow reasonable directions received from the Company or any of its Affiliates or (4) comply with covenants contained in any Individual Agreement or Investment Fund Agreement to which the Participant is a party; or (D) with respect to Participants employed outside the United States, such other definition as may be codified under local laws, rules and regulations. With respect to a Participant’s termination of directorship, “Cause” shall include only an act or failure to act that constitutes cause for removal of a director under the by-laws of the applicable Affiliate.
    “Change in Control” means any of the following events:
        (i)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (A) the then outstanding shares of the Company (the “Outstanding Company Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or
        (ii)    during any period of twelve (12) consecutive months, individuals who, as of January 1, 2024, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 1, 2024 whose election, or nomination for election by the Company’s Shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
        (iii)    consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan or related trust of the Company or of such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, twenty-five (25%) or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or
        (iv)    approval by the Shareholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, an event described above shall be a Change in Control with respect to an Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code only if such event is also a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code to the extent necessary to avoid the imposition of any tax or interest or the inclusion of any amount in income thereunder.
    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the U.S. Internal Revenue Service or the U.S. Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.
    “Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be appointed by the Board to act as the Committee under the Plan. If at any time there is no such Compensation Committee or other committee or subcommittee appointed by the Board, the Board shall be the Committee. The Committee shall consist of two or more directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. Any member of the Committee who does not meet the foregoing requirements shall abstain from any decision regarding an Award and shall not be considered a member of the Committee to the extent required to comply with Rule 16b-3 of the Exchange Act.
    “Company” means Invesco Ltd., a Bermuda exempted company.
    “Corporate Event” means a merger, consolidation, stock rights offering, liquidation, separation, spinoff, reorganization, Disaffiliation or other similar event affecting the Company or any of its Affiliates.
    “Disability” means, with respect to a Participant, (i) a “disability” (or words of similar meaning) as defined in any Individual Agreement to which the Participant is a party at the relevant time or (ii) if there is no such Individual Agreement or it does not define “disability” (or words of similar meaning), (A) a permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, (B) if there is no such plan applicable to the Participant, “Disability” as determined by the Committee in its sole discretion, or (C) with respect to Participants employed outside the United States, such other definition as may be codified under local laws, rules and regulations. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the foregoing, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Disability” shall mean a “disability” as defined under Section 409A of the Code to the extent necessary to avoid the imposition of any tax or interest or the inclusion of any amount in income thereunder.
    “Disaffiliation” means an Affiliate’s or business division’s ceasing to be an Affiliate or business division for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Affiliate or a sale of a business division of the Company and its Affiliates).

    “Eligible Individual” means an investment professional or other individual who is employed by the Company or an Affiliate.
    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. Reference to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor section, regulations and guidance.
    “Fair Market Value” means (i) with respect to Shares, “Fair Market Value” as defined in the GEIP, and (ii) with respect to any Investment Choice other than Shares, unless otherwise determined by the Committee, the closing price of a share or unit of such Investment Choice on the Applicable Exchange on the Valuation Date or, if shares or units of such Investment Choice are not traded on the Applicable Exchange on such Valuation Date, then on the next preceding date on which the shares or units of such Investment Choice are traded, all as reported by such source as the Committee may select; provided, however, that if the shares or units of any Investment Choice are not listed on a national securities exchange as of any Valuation Date, the Fair Market Value of such Investment Choice as of such Valuation Date shall be determined by the Committee in its good faith discretion.
    “GEIP” means the Invesco Ltd. 2016 Global Equity Incentive Plan, or such other successor, replacement or alternative plan that the Company maintains from time to time and that the Committee designates for use in connection with this Plan
    “Good Reason” means, with respect to a Participant, (i) if such Participant is a party to an Individual Agreement at the time of the Termination of Service that defines such term (or word(s) of similar meaning), the meaning given in such Individual Agreement or (ii) if there is no such Individual Agreement or if it does not define Good Reason (or word(s) of similar meaning) during the 24-month period following a Change in Control, actions taken by the Company or any of its Affiliates resulting in a material negative change in the employment relationship of the Participant who is an officer or an employee including, without limitation:
        (i)    the assignment to the Participant of duties materially inconsistent with the Participant’s position (including status, titles and reporting requirements), authority, duties or responsibilities, or a material diminution in such position, authority, duties or responsibilities, in each case from those in effect immediately prior to the Change in Control;
        (ii)    a material reduction of the Participant’s aggregate annual compensation, including, without limitation, base salary and annual bonus opportunity, from that in effect immediately prior to the Change in Control but excluding, for the avoidance of doubt, a change that requires a Participant to forego one or more days of remote work and perform such work in person at a Company office;
        (iii)    a change in the Participant’s principal place of employment that increases the Participant’s commute by 40 or more miles or materially increases the time of the Participant’s commute as compared to the Participant’s commute immediately prior to the Change in Control; or
        (iv)    any other action or inaction that constitutes a material breach by the Company or an Affiliate of any Individual Agreement.
In order to invoke a Termination of Service for Good Reason, a Participant must provide written notice to the Company or Affiliate with respect to which the Participant is employed or providing services of the existence of one or more of the conditions constituting Good Reason within ninety (90) days following the Participant’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Company shall have thirty (30) days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company or Affiliate fails to remedy the condition constituting Good

Reason during the applicable Cure Period, the Participant’s Termination of Service must occur, if at all, within ninety (90) days following such Cure Period in order for such termination as a result of such condition to constitute a Termination of Service for Good Reason.
    “Grant Date” means, with respect to an Investment Fund Award, the date established by the Committee as of which an amount allocated to an Investment Fund Award is first credited in the form of an Investment Choice to a Participant’s Investment Funds Account and, with respect to an Invesco Stock Award, the date of grant of such award under the GEIP.
    “Individual Agreement” means a written employment, consulting or similar agreement between a Participant and the Company or one of its Affiliates.
“Invesco Stock Award” means an award of restricted stock or restricted stock units under the GEIP.
“Investment Choice” means the fund, trust, ETF, company stock or similar investment vehicle in which a Participant’s Investment Funds Account is notionally invested. The Committee shall designate the Investment Choices available with respect to each Award.

“Investment Fund Agreement” means the written document or agreement setting forth the terms and conditions of an Investment Fund Award and any addendum thereto.
“Investment Fund Award” means the right to a payment of certain amounts credited to a Participant’s Investment Funds Account, subject to the terms and conditions of the Plan, and any Investment Fund Agreement.

“Investment Funds Account” means the account maintained by the Company for each Participant, which reflects the Participant’s Investment Fund Award(s) and any adjustments thereto.

    “Participant” means an Eligible Individual who has been granted an Award and who has accepted the terms and conditions of the Plan and any applicable Investment Fund Agreement and, with regard to Awards that have been allocated to an Invesco Stock Award, who has accepted the terms and conditions of the GEIP or any related agreement, as appropriate.
    “Payment Date” means the date an Investment Fund Award is distributed and paid in accordance with the conditions established by the Committee or otherwise provided in the Investment Fund Agreement.
    “Performance Goals” means the performance goals, if any, established by the Committee in connection with the grant of an Investment Fund Award. The manner in which such Performance Goals are calculated or measured shall be determined by the Committee in its sole discretion.
“Plan” means the Invesco Ltd. Deferred Incentive Plan, formerly known as the Invesco Short-Term Incentive Plan, as set forth herein and as amended from time to time.
“Share” or “Shares” means common shares, par value $0.20 each, of the Company.
“Shareholder” has the same meaning as the term “Member” in the Companies Act 1981 of Bermuda.
    “Termination of Service” means the termination of the Participant’s employment with, or performance of services for, the Company and any of its Affiliates. For Participants employed outside the United States, the date on which such Participant incurs a Termination of Service shall be the earlier of (i) the last day of the Participant’s active service with the Company and its Affiliates or (ii) the last day on which the Participant is considered an employee of the Company and its Affiliates, as determined in each case without including any required advance notice period and irrespective of the status of the termination under local labor or employment laws. Temporary absences from employment because of illness, vacation or approved leave of absence and transfers among the Company and its Affiliates shall not be considered Terminations of Service. With respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code to the extent required by Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income thereunder. A Participant has a separation from service within the meaning of Section 409A of the Code if the Participant terminates employment with the Company and all Affiliates for any reason. A Participant will generally be treated as having terminated employment with the Company and all Affiliates as of a certain date if the Participant and the Company or Affiliate that employs the Participant reasonably anticipate that the Participant will perform no further services for the Company or any Affiliate after such date or that the level of bona fide services that the Participant will perform after such date (whether as an employee or an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services for fewer than 36 months); provided, however, that the employment relationship is treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six (6) months or, if longer, so long as the Participant retains the right to reemployment with the Company or any Affiliate.
    “Valuation Date” means any date as of which an Investment Choice can be valued reliably, as determined by the Committee in its sole discretion.
    “Vesting Date” means the date an Investment Fund Award becomes vested in accordance with the vesting conditions established by the Committee or as otherwise provided in the Investment Fund Agreement.
4.    Administration
    (a)    Committee. The Plan shall be administered by the Committee, which shall have the authority set forth herein.
(b)    Authority. Among other things, the Committee in its sole discretion, acting in its dual capacity as the Committee under this Plan and the Committee under the GEIP, shall have the authority, subject to the terms and conditions of the Plan:
        (i)    to select the Eligible Individuals to whom Awards shall be made from time to time;
        (ii)    to determine the allocation of potential Awards to Investment Fund Awards and, if applicable, Invesco Stock Awards or to permit Eligible Individuals to allocate such amounts between Investment Fund Awards and, if applicable, Invesco Stock Awards, and to determine the allocation of Investment Fund Awards to Investment Choices selected by the Committee or to permit Eligible Individuals to allocate Investment Fund Awards to the Investment Choices made available by the Committee;
(iii)    to determine whether and to what extent Awards are to be granted hereunder;
(iv)     to determine the terms and conditions of Awards, including but not limited to the form of settlement of Awards, based on such factors as the Committee shall determine, and to approve the form of Award Agreement and any related addendum;
        (v)    to adopt sub-plans and special provisions applicable to Investment Fund Awards regulated by the laws of a jurisdiction outside of the United States, which sub-plans and special provisions may take precedence over other provisions of the Plan, and to approve the form of

Investment Fund Agreement and any related addendum as may be applicable to such Investment Fund Awards;
        (vi)    to modify, amend or adjust the terms and conditions of any Award or Investment Fund Agreement (subject to Section 10 hereof), including any Performance Goals, as set forth in the Plan;
        (vii)    to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
        (viii)    to interpret the terms and provisions of the Plan and any Award or Investment Fund Agreement;
        (ix)    subject to Section 9, to accelerate or extend the vesting, lapse of restrictions or payment date applicable to any Investment Fund Award, based in each case on such considerations as the Committee determines;
        (x)    to determine whether, to what extent and under what circumstances cash or other property payable with respect to an Award shall be deferred either automatically or at the election of the Participant;
        (xi)    to establish any “blackout” period that the Committee deems necessary or advisable;
        (xii)    to decide all other matters to be determined in connection with any Award under the Plan; and
        (xiii)    to otherwise administer the Plan.
    (c)    Delegation of Authority. To the extent permitted under applicable law and, with respect to any Invesco Stock Award, the GEIP, the Committee may delegate its authority under the Plan to any person or persons selected by the Committee, including one or more members of the Committee, and any person or persons to whom such authority is delegated shall be deemed to be the Committee with respect to, and to the extent of, its or their authority.
    (d)    Procedures.
(i)    The Committee may act by a majority of its members then in office and through any person or persons to whom it has delegated its authority under Section 4(c), except to the extent otherwise provided in the GEIP with respect to an Invesco Stock Award.
        (ii)    Except to the extent otherwise provided in the GEIP with respect to an Invesco Stock Award, any authority granted to the Committee may also be exercised by the full Board, and to the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
    (e)    Discretion of Committee and Binding Effect. Any determination made by the Committee or an appropriately delegated person or persons with respect to the Plan or any Award (including, without limitation, any determination involving the appropriateness or equitableness of any action) shall be made in the sole discretion of the Committee or such delegate, unless in contravention of any express term of the Plan. All decisions made by the Committee or any appropriately delegated person or persons shall be final and binding on all persons, including the Company, Eligible Individuals and Participants. Notwithstanding the foregoing, following a Change in Control, any determination by the Committee as to whether “Cause” or “Good Reason” exists shall be subject to de novo review.

    (f)    Cancellation or Suspension. Notwithstanding any other terms of the Plan, an Investment Fund Agreement or an Award, the Committee or an appropriately delegated person or persons in its or their sole discretion shall have the full power and authority to determine whether, to what extent and under what circumstances any outstanding Award or any portion thereof shall be cancelled or suspended and may cancel or suspend any Award or any portion thereof. Without in any way limiting the generality of the preceding sentence, the following are examples, without limitation, of when all or any portion of an outstanding Award to any Participant may be canceled or suspended: if the Participant (1) in the sole discretion of the Committee or any appropriately delegated person or persons, materially breaches (A) any duties of Participant’s employment (whether express or implied), including without limitation Participant’s duties of fidelity, good faith and exclusive service, (B) any general terms and conditions of Participant’s employment such as an employee handbook or guidelines, (C) any policies and procedures of the Company or any of its Affiliates applicable to the Participant, or (D) any other agreement regarding Participant’s employment with the Company or any of its Affiliates, or (2), without the prior written explicit consent of the Committee or any appropriately delegated person or persons (which consent may be granted or denied in the sole discretion of the Committee or such person or persons), while employed by, or providing services to, the Company or any of its Affiliates or after a Termination of Service, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee or any appropriately delegated person or persons in its or their sole discretion), any business that is in competition with the Company or any of its Affiliates or with any business in which the Company or any of its Affiliates has a substantial interest, as determined by the Committee or any appropriately delegated person or persons in its or their sole discretion, or (3) as a result of the application to an Award of any compensation recovery or recoupment policy or policies adopted by the Company, including but not limited to the Invesco Ltd. Policy for Recoupment of Incentive Compensation.
(g)    Award Agreement. The terms and conditions of each Investment Fund Award under the Plan, as determined by the Committee, shall be set forth in writing (including electronically), shall be issued in the name of the Company or the Affiliate that employs the Participant and shall be delivered to a Participant receiving an Investment Fund Award upon, or as promptly as is reasonably practicable following, the grant of such Investment Fund Award. Unless otherwise specified by the Committee, in its sole discretion, or otherwise provided in an Investment Fund Award or an Investment Fund Agreement, an Investment Fund Award shall not be effective unless the related Investment Fund Agreement is signed or otherwise accepted by the Participant receiving the Investment Fund Award (including by electronic means). The Committee, in its sole discretion, may deliver any documents related to an Investment Fund Award by electronic means. Investment Fund Agreements may be amended only in accordance with Section 10. Awards that are allocated to Invesco Stock Awards shall be administered under the GEIP.
5.    Eligibility and Elections
    (a)    Eligibility. The Committee, in its sole discretion, shall determine and designate the Eligible Individuals who shall receive Awards and shall make Awards. An Eligible Individual shall become a Participant in the Plan upon the Eligible Individual’s acceptance of the terms and conditions of the Plan and an Investment Fund Agreement or, in the case of an Invesco Stock Award, an award agreement issued pursuant to the GEIP. The Committee’s decision to grant an Award to an Eligible Individual shall not guarantee or give the Eligible Individual any right to receive a grant of an Award in the future.
(b)    Elections. Unless the Committee specifies the allocation of a potential Award between Investment Choices or to an Invesco Stock Award, an Eligible Individual shall, within the time period prescribed by the Committee, elect the Investment Choices in which the Participant’s Investment Fund Award will be deemed invested (in one percent (1%) increments), if applicable.
An Eligible Individual’s election under this Section 5(b) shall be irrevocable and non-amendable, except as specifically provided by the Committee. If an Eligible Individual fails to make such allocation in a timely manner, the entire amount will be allocated solely to a cash or a cash equivalent, unless the Committee specifies that the amount will be allocated in a different manner.
An Investment Fund Award shall be administered in accordance with and subject to the terms and conditions of this Plan and the applicable Investment Fund Agreement. An Invesco Stock Award shall be administered in accordance with and subject to the GEIP and the applicable stock award agreement.
6.    Investment Fund Awards
(a)    Grant of Investment Fund Awards and Credits to Investment Funds Accounts. Upon a Participant’s acceptance of the terms and conditions of the Plan and an Investment Fund Agreement, an Investment Fund Award shall be effective as of the Grant Date determined by the Committee, and the Participant’s Investment Funds Account shall be credited with the Investment Fund Award as of the Grant Date.

(b)    Investment Choice Allocation. Amounts credited to a Participant’s Investment Funds Account shall be deemed invested in one percent (1%) increments in one or more of the Investment Choices made available under the Plan. Except as otherwise permitted by the Committee in its sole discretion, a Participant may not amend, alter or otherwise reallocate the Investment Choices designated by a Participant pursuant to Section 5(b).

(c)    Investment and Valuation of Investment Funds Account. Any portion of an Investment Fund Award allocated to an Investment Choice shall be denominated in shares or units of such investment by dividing the applicable cash amount by the Fair Market Value of a share or unit in the applicable Investment Choice as of the Grant Date, and if required for record keeping purposes or otherwise applicable, rounding down to the nearest whole number of such shares or units. Unless otherwise determined by the Committee, as of the time of any payment of a cash dividend with respect to shares or units of an Investment Choice deemed held in a Participant’s Investment Fund Account, the number of shares or units deemed held shall be adjusted by crediting a number of shares or units equal to (i) the cash amount of the aggregate dividends that would be payable on the number of shares or units of the underlying Investment Choice deemed held immediately before the record date for the dividend, divided by (ii) the Fair Market Value of the shares or units of such Investment Choice on the date the dividend is paid. As of any Valuation Date, the Participant’s interest in each such investment shall be valued by multiplying the Fair Market Value of the Investment Choice as of such date by the number of shares or units deemed held in the underlying Investment Choice as of such date.
All allocations to an Investment Choice deemed credited to a Participant’s Investment Funds Account shall be wholly notional and shall be used solely to determine the amount payable to a Participant pursuant to Section 6(g). Neither the Company nor the Committee shall have any obligation to purchase shares or units in any Investment Choice unless and until payment is made to a Participant in shares or units of an Investment Choice.
(d)    Committee Discretion. The Committee shall have the sole discretion to determine the Investment Choices available to each Participant and may change, limit or eliminate an Investment Choice provided hereunder from time to time. If any Investment Choice ceases to be available under the Plan, the Committee shall have the authority to credit to any or all other then-available Investment Choices all amounts previously allocated to the terminated Investment Choice (along with deemed earnings, gains and losses and dividends relating thereto).

(e)    Investment Agreements. Unless otherwise determined by the Committee, amounts allocated to a Participant’s Investment Funds Account shall be subject to the terms and conditions provided in the Investment Fund Agreement in the form set forth and approved by the Committee from time to time.

(f)    Vesting and Payment. The Committee shall, prior to or at the time of grant, condition the vesting and payment of amounts credited to a Participant’s Investment Funds Account in respect of an Investment Fund Award upon (i) the continued service of the Participant, (ii) the attainment of Performance Goals or (iii) the attainment of Performance Goals and the continued service of the Participant. The conditions for vesting and the other provisions of an Investment Fund Award (including, without limitation, any applicable Performance Goals) need not be the same with respect to each Participant.

(g)    Payments. Except as otherwise provided in an Investment Fund Agreement, vested amounts from a Participant’s Investment Funds Account shall be paid by either the Company or the Affiliate that employs the Participant in a lump-sum cash payment at the time specified in the Investment Fund Agreement in an amount equal to the Fair Market Value of such vested portion on the Payment Date, or if the Payment Date is not a Valuation Date, the most recent preceding Valuation Date. Notwithstanding the foregoing, the Committee may provide in the Investment Fund Agreement that all or a portion of a Participant’s Investment Funds Account may be paid in the form of Investment Choice shares under such circumstances as the Committee shall determine in its sole discretion.

7.    Invesco Stock Awards
(a)    Invesco Stock Awards. Any amount of an Award allocated to Invesco Stock Awards pursuant to Section 5 shall be awarded in the form of restricted stock or restricted stock units, as determined by the Committee, under the GEIP. The number of Shares of restricted stock or restricted stock units granted pursuant to an Invesco Stock Award shall be determined by (i) dividing the amount allocated to the Invesco Stock Award by the Fair Market Value of the Shares on the Grant Date, and (ii) rounding down to the nearest whole number. All terms of an Invesco Stock Award, including vesting, time of payment, and the form of the grant or award agreement, shall be determined under or in accordance with the GEIP. For the avoidance of doubt, any allocations to an Invesco Stock Award shall be administered separately pursuant to the GEIP and a Participant’s Investment Funds Account shall be adjusted accordingly to reflect only allocations made to an Investment Choice.
(b)    Source of Shares. Invesco Stock Awards shall be issued under the GEIP by the Committee acting in its capacity as the Committee under the GEIP, subject to all of the terms and conditions of the GEIP and any applicable award agreement. This Plan does not constitute a separate source of Shares for the grant of the Invesco Stock Awards described herein.

8.    Change in Control Provisions
The provisions of this Section 8 shall apply in the case of a Change in Control, unless otherwise provided in the applicable Investment Fund Agreement or any other provision of the Plan.
    (a)    Investment Fund Awards Not Assumed, Etc. in Connection with Change of Control. Upon the occurrence of a transaction that constitutes a Change in Control, if any Investment Fund Award is not assumed, converted or otherwise equitably converted or substituted in a manner approved by the Committee, then such Investment Fund Award shall upon the Change in Control become fully vested and be paid or distributed, as applicable, as soon as administratively feasible.
    (b)    Investment Fund Awards Assumed, Etc. in Connection with Change of Control. Upon the occurrence of a transaction that constitutes a Change in Control, with respect to any Investment Fund Award that is assumed, converted or otherwise equitably converted or substituted in a manner approved by the Committee, then, in the event of a Participant’s Termination of Service during the 24 month period following such Change in Control, (x) by the Company other than for Cause or unsatisfactory performance, or (y) by the Participant for Good Reason each outstanding Investment Fund Award shall become fully vested and shall be paid or distributed, as applicable, as soon as administratively feasible.
    (b)    Other Corporate Events. In the case of a Corporate Event, the Committee or the Board may make such adjustments to any Investment Fund Award as the Committee or Board shall deem appropriate, which may include, without limitation, (i) the cancellation of outstanding Investment Fund Awards in exchange for the payment of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Investment Fund Awards, as determined by the Committee or the Board in its sole discretion, and (ii) the substitution of securities or other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for any Investment Choice shares or units subject to outstanding Investment Fund Awards. In the event of any separation, spinoff, Disaffiliation or other similar event, the Committee or the Board may arrange for the assumption of Investment Fund Awards or the replacement of Investment Fund Awards with new awards based on securities or other property (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Affiliate, or business segment or by the entity that controls such Affiliate, or business segment following such event (as well as any corresponding adjustments to Investment Fund Awards that remain based upon Company securities other than Shares).
(c)    Section 409A. Notwithstanding the foregoing, (i) if any Investment Fund Award to a Participant who is subject to U.S. income tax is considered a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, this Section 8 shall apply to such Investment Fund Award only to the extent that its application would not result in the imposition of any tax or interest or the inclusion of any amount in income under section 409A of the Code, and (ii) for any Investment Fund Award that is not considered a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, any adjustments under Section 8(b) shall be made in such a manner as to ensure that after such adjustment, the Investment Fund Award either (A) continues not to be subject to Section 409A of the Code or (B) complies with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 8(b) to the extent the existence of such authority would cause an Investment Fund Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto.
9.    Section 409A
(a)    General Compliance. It is the intention of the Company that each Award made or granted under the Plan shall either be exempt from or comply in all respects with the requirements of section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income thereunder, and the terms of each such Award shall be interpreted, administered and deemed amended, if applicable, in a manner consistent with this intention. Notwithstanding the foregoing, neither the Company or any of its Affiliates, nor the Committee or any of its members, will be liable for any taxes, penalties or interest imposed on any Eligible Individual, Participant, Beneficiary or other person with respect to any amounts paid or payable (whether in cash or property) under any Award, including any taxes, penalties or interest imposed under or as a result of section 409A of the Code.
(b)    Specified Employees. Notwithstanding any other provision of the Plan, any Investment Fund Award or Investment Fund Agreement to the contrary, with respect to any Investment Fund Award that constitutes a “nonqualified deferred compensation plan” within the meaning of section 409A of the Code, any payments (whether in cash or other property) to be made with respect to the Investment Fund Award upon the Participant’s Termination of Service that would otherwise be paid within six (6) months after the Participant’s Termination of Service shall be accumulated (without interest, to the extent applicable) and paid on the first day of the seventh month following the Participant’s Termination of Service if the Participant is a “specified employee” within the meaning of section 409A of the Code (as determined in accordance with the uniform policy adopted by the Committee with respect to all of the arrangements subject to section 409A of the Code maintained by the Company and its Affiliates).
10.    Amendment and Discontinuance
    (a)    Amendment and Discontinuance of the Plan. The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law or Applicable Exchange rule or to prevent adverse tax or accounting consequences to the Company or Participants. Notwithstanding the foregoing, no such amendment shall be made without the approval of the Company’s Shareholders to the extent such approval is required by applicable law or Applicable Exchange rule.
    (b)    Amendment of Investment Fund Awards. The Committee may unilaterally amend the terms of any Investment Fund Award theretofore granted or any related Investment Fund Agreement, but no such amendment shall materially impair the rights of any Participant with respect to such Investment Fund Award without the Participant’s consent, except such an amendment made to cause the Plan or such Investment Fund Award to comply with applicable law or an Applicable Exchange rule, to prevent adverse tax or accounting consequences for the Participant or the Company or any of its Affiliates or in accordance with Section 4(f).
11.    Unfunded Status of Plan
It is currently intended that the Plan constitute an “unfunded” plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
12.    General Provisions
    (a)    Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.
    (b)    No Contract of Employment. Neither the Plan nor any Award shall constitute a contract of employment, and neither the adoption of the Plan nor the making or granting of any Award shall confer upon any employee any right to continued employment. Neither the Plan nor any Award shall interfere in any way with the right of the Company or any Affiliate to terminate the employment of any employee at any time.
    (c)    Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for U.S. federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any U.S. federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount, unless otherwise determined by the Committee. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate for this purpose. Regardless of any arrangements made by the Company, any Affiliate or the Committee with respect to the withholding or other payment of any U.S. federal, state, local or foreign taxes of any kind, the liability for all such taxes legally due from a Participant remains the responsibility of the Participant. By accepting an Award, a Participant consents to the methods of tax withholding established by the Committee or otherwise made or arranged by the Company.
    (d)    Rights of a Beneficiary. Any amounts payable and any rights exercisable under an Award after a Participant’s death shall be paid to and exercised by the Participant’s Beneficiary, except to the extent prohibited by applicable law, Applicable Exchange rule or the terms of an applicable Investment Fund Agreement.
    (e)    Governing Law and Interpretation. The Plan and Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Georgia,

without reference to principles of conflict of laws. The captions of the Plan are not part of the provisions hereof and shall have no force or effect.
    (f)    Non-Transferability. Awards cannot be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution, except as provided in Section 12(d).
    (g)    Foreign Employees and Foreign Law Considerations. The Committee may make Awards to Eligible Individuals who are foreign nationals, who are employed outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) tax, legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. Notwithstanding any other provision of the Plan, Awards to Participants who are employed and/or otherwise subject to the laws of a jurisdiction outside of the United States shall be subject to such terms and conditions as the Committee shall establish and set forth in an applicable Investment Fund Agreement, including any addendum thereto and the Committee may adopt such procedures and forms of Award Agreement as it determines to be necessary or appropriate to facilitate Plan administration with respect to Participants performing services in such jurisdictions.
    (h)    Use of English Language. The Plan, each Award or Investment Fund Agreement or, in the case of an Invesco Stock Award, an award agreement issued pursuant to the GEIP, and all other documents, notices and legal proceedings entered into, given or instituted pursuant to an Award shall be written in English, unless otherwise determined by the Committee. If a Participant receives a copy of the Plan, an Award or Investment Fund Agreement or, in the case of an Invesco Stock Award, an award agreement issued pursuant to the GEIP, or any other document related to an Award under the Plan that is translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version shall control.
    (i)    Recovery of Amounts Paid. All Awards, including any Investment Choice shares issued under an Award, and any proceeds received therefrom, shall be subject to forfeiture and/or repayment to the Company under the terms of each compensation recovery or recoupment policy adopted by the Company, including but not limited to the Invesco Ltd. Policy for Recoupment of Incentive Compensation. The Committee may apply each such policy to Awards granted before such policy is adopted to the extent required by applicable law or Applicable Exchange rule or as otherwise provided by such policy.
    (j)    Notices. A notice or other communication to the Committee shall be valid only if given in the form and to the location specified by the Committee.

As adopted February 28, 2024

Appendix A
                Notwithstanding any other provision of the Plan or any Award or Investment Fund Agreement, any Awards that are regulated by the laws of a jurisdiction outside of the United States shall be subject to the terms and conditions of this Appendix A, as applicable, and any other terms and conditions established by the Committee and set forth in a Participant’s Award or Investment Fund Agreement, or, in the case of an Invesco Stock Award, an award agreement issued pursuant to the GEIP, including any addendum thereto, which may negate the provisions of Appendix A if so specifically provided therein.
                The Committee reserves the right to impose other requirements on any Award, any amounts or other property acquired pursuant to an Award and any Participant’s participation in the Plan to the extent the Committee determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law or to facilitate the administration of the Plan.  Such requirements may include (but are not limited to) requiring a Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

European Union

Compliance with Age Discrimination Rules.
    If a Participant is a local national of and employed in a country that is a member of the European Union, the grant of any Award and the terms and conditions governing each such Award are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent a court or tribunal of competent jurisdiction determines that any provision of an Award is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Committee shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.